UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2025

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On April 17, 2025, Utz Brands, Inc., a Delaware corporation (the “Company”), issued a press release announcing the Company’s preliminary first fiscal quarter 2025 results and reaffirming the Company’s previously announced financial guidance for fiscal year 2025. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.02. The preliminary first quarter 2025 financial results contained in the press release are based upon the Company’s estimates, are subject to completion of the Company’s financial closing procedures and review by the Company’s independent registered public accounting firm and do not present all the information for a complete understanding of the Company’s financial condition as of the end of the first fiscal quarter of 2025 and its results of operations for the first fiscal quarter of 2025.

On April 17, 2025, the Company also made available a presentation of additional information relating to the Company’s financial results for the fiscal year ended December 29, 2024, including a GAAP Net Sales summary of 2024 by fiscal quarter, which is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 2.02.

The information contained in this Item 2.02 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Executive Vice President, Chief Financial Officer and Principal Accounting Officer Transition

On April 16, 2025, the Company and Ajay Kataria, the Company’s Executive Vice President, Chief Financial Officer and Principal Accounting Officer, mutually determined that, effective as of May 1, 2025, (the “CFO Effective Date”), Mr. Kataria would no longer serve in his roles as the Company’s Executive Vice President, Chief Financial Officer and Principal Accounting Officer (the “CFO Transition”), and that such CFO Transition would constitute a termination without cause by the Company under the Company’s Executive Severance Benefit Plan (the “Severance Plan”). Mr. Kataria will remain with the Company following the CFO Effective Date in a special advisor role to assist with special projects and the CFO Transition through May 31, 2025. Mr. Kataria will continue to vest in his outstanding restricted stock units and performance stock units granted in 2022, 2023 and 2024, with performance stock units subject to vesting based on actual performance.

On April 17, 2025, the Company announced the appointment of William J. Kelley Jr. to the position of Executive Vice President, Chief Financial Officer and Principal Accounting Officer, effective as of the CFO Effective Date.

Mr. Kelley, 60, most recently served as global chief financial officer of Tropicana Brands Group, Inc. (“Tropicana”), a manufacturer of fresh and chilled juices and juice drinks, from July 2022 through January 2025. Prior to joining Tropicana, Mr. Kelley served as executive vice president and chief financial officer of TreeHouse Foods, Inc., a manufacturer of private label foods and beverages (NYSE: THS), in an interim capacity from November 2019 to February 2020 and in a permanent capacity from February 2020 to June 2022. Mr. Kelley previously served as senior vice president and head of corporate and operations finance at TreeHouse Foods, Inc. from 2018 to 2019 as well as vice president and corporate controller from 2016 to 2019. His previous executive leadership positions include serving as vice president, head of global internal audit for The Kraft Heinz Company, an American multinational food company (Nasdaq: KHC), from 2014 to 2016, and senior vice president, corporate controller and chief accounting officer for The Hillshire Brands Company, now part of Tyson Foods, Inc. (NYSE: TSN) from 2012 to 2014. From 2010 to 2012, Mr. Kelley was vice president and corporate controller at USG Corporation, an American construction materials manufacturing company, and he spent the previous ten years in a variety of increasingly senior operating finance roles at PepsiAmericas, the second-largest bottler of Pepsi-Cola products, under contract with product owner PepsiCo, Inc. Mr. Kelley’s earlier career service included key finance and accounting roles at Arthur Andersen and Cargill, Inc. Mr. Kelley has also served on the board of directors of THOR Industries, Inc. (NYSE: THOR), the world’s largest manufacturer of recreational vehicles, since November 2020, and he currently serves as chair of the audit committee of the board of directors of THOR Industries, Inc. Mr. Kelley received a bachelor’s degree in accounting from Clark-Atlanta University and a master’s degree in business administration specializing in strategy and accounting from the University of Chicago

The selection of Mr. Kelley to serve as Executive Vice President, Chief Financial Officer and Principal Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Kelley and any director or executive officer of the Company, and there are no transactions between Mr. Kelley and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As part of Mr. Kelley’s appointment, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the compensation for Mr. Kelley, which will consist of an annual base salary of $575,000, an annual bonus equal to 80% of his base salary as in effect at the end of calendar year 2025 under the Company’s annual bonus plan, as may be in effect from time to time, an initial cash signing bonus of $50,000, and an initial award under the Company’s 2020 Omnibus Equity Incentive Plan (the “OEIP”) valued at $718,750, comprised 75% of performance stock units and 25% of restricted stock units, which will be granted on or about the CFO Effective Date. Mr. Kelley will also receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of his employment for which employees are generally eligible and will be eligible to receive annual incentive awards under the OEIP, with a target grant value equal to 135% of Mr. Kelley’s base salary and delivered 50% in the form of performance stock units and 50% in the form of restricted stock units . The foregoing description of the terms of the offer to Mr. Kelley is not complete, and is qualified in its entirety by reference to the full text of Mr. Kelley’s offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Retirement of Executive Vice President, Sales and Chief Customer Officer

On April 17, 2025, the Company announced that Mark Schreiber, the Company’s Executive Vice President, Sales and Chief Customer Officer notified the Company on April 16, 2025 of his intention to retire from his current roles effective May 31, 2025 (the “CCO Effective Date”) and to continue serving the Company until June 30, 2025. Following the CCO Effective Date, Mr. Schreiber will remain with the Company through June 30, 2025 in a special advisor role to assist with special projects and the transition. In connection with Mr. Schreiber’s retirement, he will remain eligible to vest in his outstanding performance stock unit and restricted stock unit awards, with the performance stock unit awards subject to the achievement of the underlying performance metrics. In addition, Mr. Schreiber will remain eligible to receive an annual bonus for the year, prorated based on his period of service during 2025 and actual performance.

Effective as of the CCO Effective Date, Jeremy Stuart, the Company’s Senior Vice President, Large Format, will assume the position of Executive Vice President, Sales and Chief Customer Officer. Mr. Stuart joined Utz in September 2023, having previously held senior sales roles at The Coca-Cola Company, including vice president of franchise leadership for Florida and Puerto Rico. Previously while at The Coca-Cola Company, he served as a global vice president for Costco Wholesale Corporation and vice president for Publix Super Markets, Inc. He holds a bachelor’s degree in economics from the University of California, Santa Barbara.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the matters set forth in Item 2.02 and Item 5.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The additional financial information for fiscal year 2024 set forth in Item 2.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

The information contained in Item 2.02 of this Current Report on Form 8-K is incorporated by reference in this Item 7.01. The information in this Item 7.01, including the accompanying Exhibits 99.1 and 99.2, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such Section.

The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter of William Kelley
99.1	Press Release dated April 17, 2025
99.2	Presentation of Additional Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: April 17, 2025
By: /s/ Theresa R. Shea
Name: Theresa R. Shea
Title: Executive Vice President,
General Counsel & Corporate Secretary